Exhibit 4.2

SPECIMEN CERTIFICATE FOR SHARES OF COMMON STOCK

[DIAMONDCLUSTER LOGO]

DCB

DIAMONDCLUSTER INTERNATIONAL, INC.
COMMON STOCK                      INCORPORATED UNDER THE LAWS OF THE COMMON STOCK
STATE OF DELAWARE                      CUSIP

             This certifies that

             is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE OF

—DIAMONDCLUSTER INTERNATIONAL, INC.—

transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended, copies of which are on file at the office of the Transfer Agent of the Corporation, and to which reference is hereby expressly made and to all of which the holder hereof by acceptance of this certificate hereby assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile of the Corporation’s seal and the facsimile signatures of its duly authorized officers.

Dated:

/s/	[SEAL]	/s/

Nancy K. Bellis		Melvyn E. Bergstein
Secretary		Chairman and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:	Mellon Investor Services LLC

Transfer Agent and Registrar Authorized Signature

     [REVERSE OF CERTIFICATE]

DiamondCluster International, Inc. will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian		under Uniform Gift to Minors Act

	(Cust)		(Minor)		(State)

UNIF TRANS MIN ACT		Custodian		under Uniform Transfers to Minors Act

	(Cust)		(Minor)		(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sells(s) , assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
[            ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE

WHATEVER.

SIGNATURE(S) GUARANTEED

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associates and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.